EXHIBIT 99.1

Sophos Completes Secureworks Acquisition

Sophos is Now the Leading Pure-Play Cybersecurity Provider of MDR Services

OXFORD, U.K. and ATLANTA – February 3, 2025 – Sophos and Secureworks® (NASDAQ:SCWX), two global cybersecurity pioneers that have innovated and redefined services and technology solutions for defeating cyberattacks, today announced the completion of Sophos’ acquisition of Secureworks. The all-cash transaction values Secureworks at approximately $859 million. With the completion of the acquisition, Secureworks’ common stock has ceased trading on Nasdaq. Sophos is backed by Thoma Bravo, a leading software investment firm.

With this acquisition, Sophos is now the leading pure-play cybersecurity provider of Managed Detection and Response (MDR) services, supporting more than 28,000 organizations of all sizes worldwide. The combination will enable Sophos to deliver an unparalleled security operations platform, featuring hundreds of built-in integrations for adaptive protection, detection and response for mitigating cyberattacks. The open and scalable platform helps organizations, especially those with diverse IT estates, safeguard current and future technology investments, providing greater operational efficiencies and return on cybersecurity spend. Sophos X-Ops is also expanding its threat intelligence and security services capabilities with the addition of the Secureworks Counter Threat Unit™ and security operations and advisory teams.

As a channel-first cybersecurity provider, Sophos remains unwavering in its commitment to deliver cutting-edge security services and technologies that empower our global community of resellers, Managed Service Providers (MSPs) and Managed Security Services Providers (MSSPs). This includes expanding their reach, enhancing operational scalability and providing stronger defenses to the countless organizations that need the ability to effectively defend against today’s constant and complex cyberattacks.

“The market is embracing MDR as a clear means to deliver positive cybersecurity outcomes, and this has meant rapid growth in the category,” said Joe Levy, CEO, Sophos. “Sophos is differentiated by our very mature competencies in ransomware detection, malware analysis and threat actor tradecraft. These defenses are further augmented by Sophos’ native artificial intelligence (AI), first innovated by our globally peer recognized AI team nearly a decade ago, and embedded in our MDR, endpoint, network, email, and cloud security to more effectively neutralize and stop threats. With the integration of Secureworks, our expanded services and product portfolio will provide even stronger end-to-end security solutions that will include identity threat detection and response (ITDR), next-gen SIEM and managed risk, all in a single open platform.

“We will also be able to further advance our AI, threat intelligence and attack research through more diverse and deeper global telemetry that is analyst-tuned for the real-world. At every level, we are very excited about this next accelerated chapter for Sophos.”

Available Now

In the near term, Sophos and Secureworks are operating business as usual, working with our respective channel partners, MSPs and MSSPs worldwide to distribute our existing security services and technology. Both companies’ sales and customer experience groups will operate to support existing customers, assist with renewals and develop current and new business opportunities. Sophos protects more than 600,000 customers worldwide with its portfolio of MDR, endpoint, network, email, and cloud security solutions that integrate and adapt to provide real-time defense through the Sophos Central platform.

Transaction Details

Under the terms of the agreement, Sophos acquired Secureworks in an all-cash transaction valued at approximately $859 million. Secureworks shareholders, including Dell Technologies (NYSE:DELL), will receive $8.50 per share in cash. This represents a 28% premium to the unaffected 90-day volume-weighted average price (VWAP).

Kirkland & Ellis LLP acted as legal counsel to Sophos, Goldman Sachs & Co. LLC., Barclays, BofA Securities, HSBC Securities (USA) Inc., and UBS Investment Bank acted as financial advisors and provided debt financing for the transaction. Piper Sandler & Company and Morgan Stanley & Co. LLC acted as financial advisors to Secureworks, and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel.

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About Sophos

Sophos is a global leader and innovator of advanced security solutions for defeating cyberattacks. The company acquired Secureworks in February 2025, bringing together two pioneers that have redefined the cybersecurity industry with their innovative, native AI-optimized services, technologies and products. Sophos is now the largest pure-play Managed Detection and Response (MDR) provider, supporting more than 28,000 organizations. In addition to MDR and other services, Sophos’ complete portfolio includes industry-leading endpoint, network, email, and cloud security that interoperate and adapt to defend through the Sophos Central platform. Secureworks provides the innovative, market-leading Taegis XDR/MDR, identity threat detection and response (ITDR), next-gen SIEM capabilities, managed risk, and a comprehensive set of advisory services. Sophos sells all these solutions through reseller partners, Managed Service Providers (MSPs) and Managed Security Service Providers (MSSPs) worldwide, defending more than 600,000 organizations worldwide from phishing, ransomware, data theft, other every day and state-sponsored cybercrimes. The solutions are powered by historical and real-time threat intelligence from Sophos X-Ops and the newly added Counter Threat Unit (CTU). Sophos is headquartered in Oxford, U.K. More information is available at www.sophos.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to certain statements related to the merger of the wholly-owned subsidiary of Sophos, Inc., a Massachusetts corporation (“Parent”) with and into SecureWorks Corp. (the “Company”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). In most cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements, including certain statements regarding the Merger and its effects, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) potential adverse reactions or changes to business relationships resulting from the completion of the Merger; (ii) legislative, regulatory and economic developments; (iii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic and other public health issues, as well as management’s response to any of the aforementioned factors; (iv) the impact of inflation, rising interest rates, and global conflicts, including disruptions in European economies as a result of the Ukrainian/Russian conflict and the ongoing conflicts in the Middle East, the relationship between China and Taiwan and ongoing trade disputes between the United States and China; (v) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (vi) those risks and uncertainties set forth under the headings “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Neither Parent nor the Company undertakes to update, and expressly disclaim any obligation to update, any forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect Parent or the Company.